CONSULTING AGREEMENT

      This Consulting Agreement (the "Agreement"), is made effective as of January 1, 2004, by and between IQ BIOMETRIX, INC., a Delaware corporation (the "Company") and LIVIAKIS FINANCIAL COMMUNICATIONS, INC., a California corporation (the "Consultant").

                                    RECITALS

      WHEREAS, Company desires to engage certain services of Consultant to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities (collectively, the "Services" as defined in greater detail herein);

      NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

      1) Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide the Services to the Company, commencing effective as of January 1, 2004 (the "Commencement Date"), and ending on December 31, 2004 after the close of the business day (the "Termination Date"), unless sooner terminated as provided hereunder.

      2) Duties of Consultant. The Consultant agrees that it will generally provide the specified consulting services (the "Services") described on Exhibit A attached hereto.

      3) Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. It is explicitly understood that Consultant's performance of its duties hereunder will in no way be measured by the price of the Company's common stock, nor the trading volume of the Company's common stock. It is also understood that Consultant is a legal entity, not an individual, and as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of Consultant leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

      4) Remuneration.

      a) As the sole and complete compensation for the delivery to Company of the Services, the Company shall grant Consultant 575,000 shares of the common stock of the Company, such shares granted pursuant to this section 4(a) to be restricted securities (the "Restricted Shares"). Distribution of such shares shall be as follows:

                  (1) Consultant shall receive 125,000 shares, which Company shall use its best efforts to deliver on, or as soon as practicable after, March 31, 2004;

                  (2) Consultant shall receive 150,000 shares, which Company shall use its best efforts to deliver on, or as soon as practicable after, June 30, 2004;

                  (3) Consultant shall receive 150,000 shares, which Company shall use its best efforts to deliver on, or as soon as practicable after, September 30, 2004; and

                  (4) Consultant shall receive 150,000 shares, which Company shall use its best efforts to deliver on, or as soon as practicable after, December 31, 2004.

      b) Each certificate of shares in IQBM Common Stock referenced in section 4(a), when delivered shall constitute payment for Consultant's agreement to consult to the Company and are nonrefundable, non-apportionable, and non-ratable; such shares of common stock are not a prepayment for future services. For example, if the Company decides to terminate this Agreement for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock paid to it hereunder. Further, if and in the event IQBM is acquired in whole or in part, during the term of this agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the shares of Common stock in IQBM already delivered to it hereunder.

      c) Notwithstanding anything herein to the contrary, in the event of the termination of this Agreement prior to September 30, 2004, Consultant shall not be entitled to a distribution of the shares set forth in section 4(a)(4) above; however, any such termination shall not release the Company from the obligation to deliver to Consultant the shares set forth in section 4(a)(1), (2) and (3). In the event of termination of this Agreement on or subsequent to September 30, 2004 but prior to the Termination Date, such termination shall not release the Company from the obligation to deliver to Consultant the shares set forth in section 4(a)(1), (2), (3) and (4).

      5) Consultant's Representations. Consultant represents and warrants to the Company, to the best of its knowledge, as follows:

      a. Entirely for Own Account. Consultant understands that Company is making this Agreement with the Consultant in reliance upon the Consultant's representation to Company, which by the Consultant's execution of this Agreement the Consultant hereby confirms, that the Securities will be acquired for investment for the Consultant's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Consultant has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Consultant further represents that the Consultant does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

      b. Disclosure of Information. Consultant has received and reviewed information about the Company and has had an opportunity to discuss the Company' business, management and financial affairs with its management. Consultant understands and acknowledges that such discussions, as well as any written information issued by Company, (i) were intended to describe the aspects of the Company's business and prospects which Company believes to be material, but were not necessarily an exhaustive description, and (ii) may have contained forward-looking statements involving known and unknown risks and uncertainties which may cause Company's actual results in future periods or plans for future periods to differ materially from what was anticipated and that no representations or warranties were or are being made with respect to any such forward-looking statements or the probability of achieving any of the results projected in any of such forward-looking statements.

      c. Investment Experience. The Consultant acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Consultant's acceptance of the Securities as consideration for the Services is reasonable in relation to the Consultant's net worth, which is in excess of ten
(10) times the Consultant's cost basis in the Shares. Notwithstanding the foregoing, Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

      d. Accredited Investor. The Consultant is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D and a "Purchaser" within the meaning of 25102 (f) (2) of the California Corporate Securities Law of 1968, each as now in effect and shall submit to Company such further assurances of such status as may be reasonably requested by either.

      e. Restricted Securities. The Consultant understands that the Securities it is receiving are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933 (the "Act") only in certain limited circumstances, and not unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Act. In this connection, the Consultant represents that it is familiar with SEC Rule 144, as now in effect, and understands the resale limitations imposed thereby and by the Act.

      f. Legends. It is understood that the certificates evidencing the shares may bear one or all of the following legends:

                   "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED." and

         Any legend required by applicable state securities laws.

      g. Other Representations. (i) It is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein, (ii) the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant, (iii) Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws, and (iv) it is not a securities Broker-Dealer or a registered investment advisor.

      6) Company's Representations. Company represents and warrants that, to the best of its knowledge, (i) it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company, and (ii) it is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

      7) Assignment. The rights or obligations of Consultant under this Agreement may not be assigned. Any assignment in violation of the foregoing shall be null and void.

      8) Expenses. Except as otherwise provided, Consultant agrees to pay for all its expenses. Consultant shall only be reimbursed by Company for extraordinary expenses (travel required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) which have been approved in advance in writing by an officer of the Company, which approval may be withheld in the sole and absolute discretion of the Company.

      9) Information of Company. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. Notwithstanding the foregoing, the Company will make available to Consultant the opportunity to ask questions of, and receive information from William Scigliano, the Chief Executive Officer and President of the Company, concerning the Company and its prospects and opportunities. No other person (including other officers and directors of the Company) other than Mr. Scigliano is authorized to give any information or make any representations in connection with the Company's activities or prospects. Only information delivered to Consultant in writing by Mr. Scigliano may be relied upon as having been authorized by the Company. All information delivered by Mr. Scigliano should be deemed confidential unless and until so indicated in writing by Mr. Scigliano or unless such information is information which Consultant can establish (i) was publicly known and made generally available in the public domain prior to the time of disclosure to Consultant by Mr. Scigliano, or (ii) after disclosure to Consultant becomes publicly known because intentionally made generally available by the Company or is published by an independent third party not under obligation of confidentiality, and through no action or inaction of Consultant. Consultant hereby represents and warrants that all information provided to third parties pertaining to the Company shall be true and correct and authorized in advance by Mr. Scigliano as public information. Consultant shall hold Company harmless from any and all liability, expenses or claims arising from the disclosure or use of inaccurate information or information not authorized for disclosure to the general public.

      10) Information Delivered by Consultant to Public. Consultant covenants that all oral communications, written documents or materials regarding the Company delivered or furnished by Consultant to any third party shall be based upon and accurately reflect the information given Consultant by Company.

      11) Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. No party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. No party possesses the authority to bind any other party in any agreements without the express written consent of the entity to be bound.

      12) Attorney's Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

      13) Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

      14) Choice of Law, Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties agree that San Francisco County, California will be the venue of any dispute and will have jurisdiction over all parties.

      15) Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      16) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A party may execute this Agreement and transmit its signature by facsimile, which shall be fully binding, and the party taking such actions shall deliver a manually signed original as soon as is practicable.

      17) Further Assurances. Each party agrees to cooperate fully with the other and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be duly executed, all as of date first above written.

 "COMPANY"                         IQ BIOMETRIX, INC.

         `
Date: March 26, 2004                By: /s/ Bill Scigliano
                                       -----------------------------------------
                                       Bill Scigliano, CEO

"CONSULTANT"                           LIVIAKIS FINANCIAL COMMUNICATIONS, INC.



Date: March 26, 2004                By: /s/ John Liviakis
                                       -----------------------------------------
                                       John Liviakis, President

                                    EXHIBIT A

                             DESCRIPTION OF SERVICES

      a) Assist the Company in raising capital through introductions. (It is understood Consultant is not an "investment banking" firm);

      b) Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

      c) Introduce the Company to the financial community;

      d) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

      e) Assist and consult the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) financial public relations generally;

      f) Perform the functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); preparing press releases for the Company with the Company's involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company's request and subject to the Company's securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image;

      g) Upon the Company's direction and approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

      h) Upon the Company's approval, conduct meetings, in person or by telephone, with brokers, dealers, analysts and other investment professionals to communicate with them regarding the Company's plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, investment professionals and the general investment public;

      i) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and

      j) Otherwise perform as the Company's consultant for public relations and relations with financial professionals.